Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Healthcare Realty Trust Incorporated
Nashville, Tennessee
     We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 22, 2010, relating to the consolidated financial statements and financial statement schedules and the effectiveness of Healthcare Realty Trust Incorporated’s internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
     We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP (formerly known as BDO Seidman, LLP)
Nashville, Tennessee
February 1, 2011